EXHIBIT 32.1

CERTIFICATION

Pursuant to 18 United States Code § 1350

The undersigned hereby certifies that the Annual Report on Form 10-K for the fiscal year ended March 31, 2008 of RBS Global, Inc. and Rexnord LLC (collectively, the “Company”) filed with the Securities and Exchange Commission on or about the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 23, 2008

By:	/s/ ROBERT A. HITT
Name:	Robert A. Hitt
Title:	President and Chief Executive Officer

Date: May 23, 2008

By:	/s/ TODD A. ADAMS
Name:	Todd A. Adams
Title:	Senior Vice President and Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.